(iv) Asset Exchange Agreement between Global Online Exchange, Inc. and Harold A. Rice dated May 10, 1999.

THIS AGREEMENT ("Agreement") is made and entered into as of the 10th day of May, 1999, by and between Global Online Exchange, Inc. ("Purchaser") a corporation formed under the laws of the State of Florida as a wholly owned subsidiary of www.eBIZnet.com, Inc. ("BIZN"); and Harold Rice, inventor, author and sole proprietor operating in the state of Missouri ("Seller).

WHEREAS,

The parties hereto having completed appropriate due diligence or substantial investigation of each other, the Purchaser desires to acquire and Seller desires to assign and transfer all rights, title and interests in Barter Accounting Software Business owned and developed by Seller, upon the terms and conditions set forth herein.

ACCORDINGLY, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

ARTICLE 1
Acquisition and Exchange

Section 1.1 Assignment and Transfer of Assets. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, all of the assets, property, rights, interests and business of Seller of every kind and description, tangible or intangible, and whether or not carried or reflected in the books and records of Seller, used in the operation of the business, except for the assets and property described in Section 1.2 below. Said acquisition shall be in the form of an exchange of assets of Seller for stock to be issued by BIZN pursuant to
Section 38, subsection (a)(2)(C) of the Internal Revenue Code. The assets and property to be acquired hereunder (collectively, the "Purchased Assets") include, but are not limited to, the following:

(a) All developed software source code, database routines, screen and report formatting, user interfaces and installation procedures.

(b) Any and all goodwill of Seller;

(c) All the Seller's rights, title and interest in the trade name Barter Accounting Software.

Section 1.2 Acquisition Price. The acquisition price payable to the Seller by the Purchase in consideration for the Purchased Assets shall be two hundred thousand shares (200,000) of Common Stock to be issued by BIZN subject to the transfer restrictions under the Securities Act of 1933, as amended (the "Act"). Purchase shall pay the acquisition price to Seller as follows:

(a) Shares to be issued at Closing. Two hundred thousand (200,000) shares of BIZN's Common Stock. Such shares shall be issued subject to the restrictions upon their resale or transfer as required under the provisions of the Act. The public resale or other transfer of such shares may only be made if same are subsequently the subject of an effective registration under the Act or are otherwise exempt from such registration requirements pursuant to an applicable provision of the Act or specific rules or regulations promulgated thereunder. Absent such registration or other provision providing an exemption, the shares may be sold or transferred pursuant to Rule 230.144.


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The aforesaid shares shall be issued to Harold A. Rice or designee, 6320
Rockhill Road, Kansas City, Missouri, 64131.

      (i) Consequential damages arising out of any breach by Seller, at any time, of any such contract, agreement, lease, license or commitment; and

      (ii) Non-contractual liabilities, claims or obligations arising out of or related to Sellers operation of the Business prior to the Closing Date;

      (iii) Any liability of Seller for Federal, State or local income and franchise taxes applicable to operations prior to the Closing Date, and for sales tax, and any penalties, interest, fines or assessments in connection therewith;

      (iv) Any liability for commitments relating to the employment, relocation or termination of any employees of Seller;

      (v) Any matter required to be disclosed in response to Seller's representations and warranties set forth in Article 2, but not so disclosed;

      (vi) Liabilities or obligations in respect of previous sales of the assets of Seller outside of the ordinary course of business;

      (vii) Obligations or expenses of Seller in connection with the transactions contemplated hereby, including, without limitations, legal and accounting fees and expenses and brokerage finders fees due; and;

      (viii) Liabilities imposed upon Seller as a result of litigation pending against Seller as of Closing Date.

ARTICLE 2
Representations and Warranties of Seller and Purchaser

Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrant to Purchaser as follows:

(a) Organization. Seller is a sole proprietor, validly existing and in good standing under the Laws of the State of Missouri, with all requisite corporate power and authority to carry on the Business as now being conducted and to own, operate, lease and utilize the assets, properties and businesses of Seller, including the Business.

(b) Authority. Seller has the legal power and authority to enter into and perform this Agreement and the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the transaction contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action of Seller.

(d) Title to Personal Property. Seller has good and marketable title to all of the Fixed Assets and other personal property conveyed hereunder (including owned personal property that is not reflected on the Seller's balance sheet as a result of being fully depreciated or not required to be reflected thereon in accordance with generally accepted accounting principles), and all such personal property is held by Seller free of all liens, encumbrances, security interests and charges.

(e) Compliance with Applicable Laws. The Seller has complied with all laws, regulations and orders applicable to the Business. The Business is not in default with respect to any order, writ, injunction or decree of any court of any Federal, State, Municipal or other Governmental authority


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or agency. The Business as now operated does not violate any zoning ordinance, restrictive covenant, administrative regulation, environmental law or regulation, or any other provision of law.

(f) Taxes. The Seller has filed all Federal, State, and local tax returns, listings and reports required by law to be filed by it with respect to the operation of the Business, and has paid or shall pay on the closing date all taxes which are due pursuant to such returns, listings and reports.

(g) Actions Pending. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting the Business at law or in equity, or before any governmental or public office, agency or authority which involves the possibility of any liability or which may result in any adverse change in the operation or ownership of the Business of the Purchased Assets.

      (i) Brokers. Seller and Purchaser agree that there was no broker or finder who brought about the subject transaction. Each party agrees to indemnify and save harmless the other in the event of a third party claim.

Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a) Organization. Purchaser is, or will be, a corporation duly organized, existing and in good standing under the laws of the State of Florida.

(b) Authority. Purchaser is, or will be, authorized to conduct business in Florida. Purchaser has, or will have, the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate action of Purchaser. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will:

      (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Purchaser or

      (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

(c) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such a manner as not to give rise, as the result of any action of Purchaser, to any valid claim against the Seller for a brokerage commission, finder's fee or other like payment.

ARTICLE 3
Closing

Section 3.1 Closing Date. The closing for the consummation of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of the Purchaser or by fax or other similar means, on or before May 10, 1999.


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Section 3.2 Obligations of Sellers. At the closing, Seller shall deliver to
Purchaser, as appropriate:

(a) Such warranty deeds, leases, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, and such further assurances and evidences of conveyances as may be reasonably requested by Purchaser in form satisfactory to Purchaser and its counsel, as shall be effective to vest, in accordance with the terms of this Agreement, all rights, title and interest in and to the Purchased Assets and other rights contemplated by this Agreement;

(b) The books, records and other documents to be acquired by Purchase pursuant to Section 1.1 (c) hereof;

Section 3.3 Obligations of Purchaser. At the closing, Purchaser shall deliver to Seller as payment of the acquisition price, certificate (s) representing the two hundred thousand (200,000) shares of BIZN's Common Stock as herein above described, fully paid, non-assessable and duly issued pursuant to the order of the Board of Directors of BIZN.

ARTICLE 4
Covenants of Seller

Seller agrees and covenants with Purchaser as follows:

Section 4.0 Accuracy of Representations and Warranties. Seller shall not take any action that would render any representation or warranty made herein by Seller untrue in any material respect as of the Closing Date.

Section 4.1 Notice of Breach or Failure of Condition. Seller will give notice promptly to Purchaser of the occurrence of any event or the failure of any event to occur that would preclude the satisfaction of any condition contained herein.

ARTICLE 5
Covenants of Purchaser and Seller

Section 5.1 Publicity. Purchaser and Seller agree to maintain in confidence information concerning this Agreement and the transactions contemplated by this Agreement. The parties shall consult with each other prior to any public announcements or disclosures required by law to be made with respect to the transactions contemplated by this Agreement, and no other announcements will be made without mutual consent of the parties.

Section 5.2 Best efforts. Purchaser and Seller will use their best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

Section 5.3 Governmental and other Filings. Seller and Purchaser agree to cooperate with each other in filing any necessary applications, reports or other documents with any Federal or State authorities having jurisdiction with respect to the transactions contemplated by this


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Agreement and in seeking necessary consultation with any favorable action by any such agencies, authorities or bodies.

Section 5.4 Cooperation After Closing. After the Closing Date, Purchaser and Seller shall whenever and as often as shall be reasonably required by the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all further instruments as may be necessary or expedient to consummate the transactions provided for in this Agreement.

(a) Future Inventions, Improvements Included with Assignment. This assignment includes any future inventions and improvements on the assigned invention that may be made by the inventor. Furthermore, inventor will for a period of ten years after the assignment cause his (or her) employee (or associates) who are engaged in research, development, and other inventive works to disclose to assignee the right to these improvements so that assignee may receive the improvements that were agreed to be granted to it. Inadvertent failure to comply with this provision does not constitute a breach of the assignment however if the inventor exercises due care and diligence.

(b) Cooperation Inventor and Assignee, Purchaser. Inventor must cooperate with assignee so that assignee may fully enjoy the right, title and interest conveyed herein. This duty to cooperate includes the prompt execution of all papers necessary or desirable to perfect the right, title and interest conveyed herein. It also includes the prompt execution of all petitions, oaths, declarations or other papers necessary, or desirable for prosecuting the identified applications and other related matters. This duty also requires prompt assistance and cooperation in the prosecution or legal proceedings involving the inventions and/or improvements thereon and the applications and patents thereon.

ARTICLE 6
Conditions to Sale

Section 6.1 Conditions Precedent to Obligations of Purchaser. All obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to and shall be conditioned upon the satisfaction on or prior to the Closing Date, of each of the following additional conditions:

(a) Representations, Warranties and Agreements of Seller. Except for changes contemplated by this Agreement and changes occurring in the ordinary course of business, the representations, warranties and agreements made by Seller herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made or given on and as of the Closing Date. Seller and all shareholders of Seller shall have performed in all material respects the obligations, agreements and covenants undertaken by them herein to be performed at or prior to the Closing Date.

(b) Payment of the Transfer Taxes. The Seller shall have paid or made provision for payment of all transfer taxes, sales taxes or other similar taxes, which become due by reason of the transactions herein provided, if any.


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Section 6.2 Conditions Precedent to Obligations of Seller. All obligations of
Seller under this Agreement are subject to and shall be conditioned upon the satisfaction prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Agreements of Purchaser. The representations, warranties and agreements made by Purchaser herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made or given on and as of the Closing Date, except as affected by transactions contemplated hereby. Purchaser shall have performed in all material respects the obligations, agreements and covenants undertaken herein to be performed at or prior to the Closing Date.

(b) Corporate Authorization. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser, including actions by its parent corporation, shall have been duly and validly made and taken, and Purchaser shall have full power and right to consummate the transactions contemplated hereby.

ARTICLE 7
Tax Treatment

Section 7.1 Cooperation. Seller and Purchaser agree that it is the intention of this agreement that the acquisition and exchange herein contemplated result in a tax-free exchange to Seller for purpose of taxation under Section 368, subsection (a)(2)(C) of the Internal Revenue Code. Seller and Purchaser shall both account for such transaction, for accounting and reporting purposes, in a manner which is consistent with this intention.

ARTICLE 8
Termination

Section 8.1 Termination by Mutual Consent. At any time on or prior to the Closing Date, this Agreement may be terminated by the mutual consent of Purchaser and Seller without liability on the part of any party. In the event of the termination of this Agreement by mutual consent, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders.

Section 8.2 Termination Upon Breach or Default. At any time on or prior to the Closing Date, if a material default shall be made by a party in the observance or in the due and timely performance of the covenants herein contained, or if there shall have been a material breach by a party of any of the representations and warranties set forth in this Agreement, Purchaser or Seller, as the case may be, may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs and other damages.

Section 8.3 Termination Based Upon Conditions. If the conditions of this Agreement to be complied with or performed by a party on or before the Closing Date shall not have been complied with and such noncompliance or nonperformance shall not have been waived, the party to whom


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the benefit of such condition runs may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs and other provable damages.

ARTICLE 9
Miscellaneous

Section 9.1 Amendment. This agreement may be amended, modified, or supplemented in whole or in party only by an instrument in writing executed by both Purchaser and Seller.

Section 9.2 Assignment. The parties agree that neither this Agreement nor any rights created hereby shall be assignable by any party without the prior written consent of the other party.

Section 9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

Section 9.5 Expenses. Seller and Purchaser shall each bear the respective expenses incurred by them in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.6 Entire Agreement. This Agreement and the Employment Agreement contains the entire agreement between the Purchaser and Seller with respect to the sale of the Purchased Assets and related transactions and supersedes all prior arrangements or understandings with respect thereto.

Section 9.7 Descriptive Headings. The descriptive headings are used for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 9.8. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

IF TO PURCHASER:   Garland E. Harris, CEO
                   Global Online Exchange, Inc.
                   1207 Hampton Blvd.
                   North Lauderdale, FL 33608

IF TO SELLER:      Harold Rice
                   6320 Rockhill Road
                   Kansas City, Missouri 64131

Section 9.9 Specific Performance. Seller acknowledges that the Purchased Assets are unique and that if Seller fails to consummate the transactions contemplated by this Agreement, such


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failure will cause irreparable harm to Purchaser for which there will be no adequate remedy at law. Purchaser shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Seller, without just cause, refuses to consummate the transactions contemplated by this Agreement.

Section 9.10 Survival of Covenants, Representations, Warranties and Indemnification. All covenants, representations and warranties made by any party to this Agreement shall be deemed made for the purpose of inducing the other parties to enter into this Agreement. The representations, warranties and covenants contained in this Agreement shall, except as otherwise provided in this Agreement, survive the Closing indefinitely. The provisions of Article 7, and any other sections which by their nature require subsequent performance, shall survive the Closing until such time as their performance has been satisfactorily completed. The covenants, representations and warranties of both Seller and Purchaser are made only to and for the benefit of the other party to this Agreement and shall not create or vest rights in other persons.

Section 9.11. Controlling Law. This Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

Section 9.12 Closing Date. Unless there is a provision herein to the contrary, the Closing Date hereunder shall be the effective date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement, consisting of 6 pages, including this page, to be executed by their authorized officers on the date stated above.

PURCHASER
Global Online Exchange, Inc.                  Attest:
By: /s/ Garland E. Harris                     By: /s/ Rhonda Pruitt
Garland E. Harris
Chief Executive Officer

SELLER
Harold A. Rice
Barter Accounting Software Business           Attest
By: /s/ Harold A. Rice                        By: /s/
Harold A. Rice as Sole Proprietor


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